Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement on Form S-3 of WaveRider Communications, Inc. (the "Company") to register 7,250,000 shares of common stock, of our report dated March 20, 1998 and March 22, 1999, Note 4. Prior Period Adjustment, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996, incorporated in the Annual Report on Form 10-KSB of the Company, for the years ended December 31, 1998 and 1997.


         We  also  consent  to the  reference  to our  firm  under  the  caption
"Experts".



                                               Johnson, Holscher & Company, P.C.



April 5, 1999